UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 7, 2025

reAlpha Tech Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41839	86-3425507
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6515 Longshore Loop, Suite 100, Dublin, OH 43017

(Address of principal executive offices and zip code)

(707) 732-5742

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIRE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Advertising Agreement and Investment Agreement with Mercurius Media Capital LP

On March 7, 2025 (the “Closing Date”), reAlpha Tech Corp. (the “Company”) simultaneously entered into an Advertising Agreement (the “Advertising Agreement”) and an Investment Agreement (the “Investment Agreement,” and together with the Advertising Agreement, the “Transaction Documents”) with Mercurius Media Capital LP (“MMC”). In accordance with the Transaction Documents, the Company agreed to issue and sell to MMC 250,000 shares (the “Preferred Shares”) of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), which powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series A Preferred Stock are set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on February 20, 2025 (the “Certificate of Designation”), for an aggregate purchase price of $5,000,000 (the “Consideration”). The Consideration will be paid to the Company in the form of a Credit (as defined in the Advertising Agreement) issued by MMC to the Company at the Closing Date in accordance with the terms and subject to the conditions set forth in the Advertising Agreement.

Under the Advertising Agreement, the Company will have until December 31, 2025, or, if extended pursuant to the terms of the Advertising Agreement at the request of the Company (the “Extension Period”), March 31, 2026 (such term, as extended pursuant to the terms of the Advertising Agreement, the “Credit Term”), to utilize its Credit with MMC to purchase advertisements in the Media (as defined in the Advertising Agreement) related to the Company’s products, services, brands and business, on the terms and subject to the conditions set forth in the Advertising Agreement. Any unused portion of the Credit at the expiration of the Credit Term will be forfeited by the Company, subject to the compliance of MMC with the terms and obligations set forth in the Advertising Agreement. To the extent the original Credit Term is extended in accordance with the terms of the Advertising Agreement, the Company will only be able to utilize a maximum of $1,000,000 of the remaining Credit during such Extension Period. In order to purchase advertisements in the Media, the Company will be required to submit Media Credit Orders (as defined in the Advertising Agreement) to MMC, and, upon receipt of those Media Credit Orders by MMC, the Credit relating to those will be deemed used, provided that all advertisements relating to such Media Credit Order run on the Media in accordance therewith no later than 90 days after the last date specified in the applicable Media Credit Order, and, to the extent the advertisements do not run in the applicable Media, such Credit shall be re-added to the Company’s overall Credit to be used during the Credit Term. Each of MMC and the Company may terminate the Advertising Agreement at any time in the event of a Material Breach (as defined in the Advertising Agreement) by the Company or MMC, provided that such Material Breach, if capable of cure or remedy, has not been cured or remedied by such defaulting party within 60 days of the receipt of written notice of such Material Breach by the defaulting party.

Additionally, the Investment Agreement further provides that, to the extent that the aggregate value of the Conversion Shares (as defined in the Certificate of Designation) issued upon the Automatic Conversion (as defined in the Certificate of Designation) is less than the Consideration, as determined based on the closing price of the Company’s common stock, par value $0.001 per share (the “Common Stock”), as reported on the Nasdaq Stock Market on the applicable Automatic Conversion Date (as defined in the Certificate of Designation), then the Company shall pay for such difference in cash or in shares of Common Stock (the “Shortfall Shares,” and together with the Conversion Shares, the “Shares”), at the Company’s sole discretion, no later than 30 calendar days after the Automatic Conversion Date, on the terms and subject to the conditions set forth in the Investment Agreement. The Investment Agreement further provides that at any time during the 2-month period beginning on the Closing Date, MMC will have the right, but not the obligation, to reinvest up to an additional $5,000,000 in the aggregate in the Company on the same terms and conditions as those set forth in the Transaction Documents.

The aggregate amount of Shares issuable under the Investment Agreement, for purposes of complying with Nasdaq Listing Rule 5635, may in no case exceed 19.99% of the Company’s issued and outstanding shares of Common Stock immediately prior to the execution of the Investment Agreement, or 9,228,411 shares of Common Stock (the “Cap Amount”), without stockholder approval of any Shares exceeding such amount. In the event the Shares issuable pursuant to the Investment Agreement exceed the Cap Amount, the Company will pay MMC cash in lieu of such excess Shares, based on a formula set forth in the Investment Agreement.

The Investment Agreement further provides that, on the terms and subject to the conditions set forth in the Investment Agreement, the Company will register for resale the Conversion Shares and the Shortfall Shares, if any, to be issued in connection with the Automatic Conversion and, if requested by MMC (with only one such request permitted prior to the Automatic Conversation Date), the Conversion Shares to be issued in connection with an Optional Conversion (as defined in the Certificate of Designation), in each case pursuant to a registration statement on Form S-3 (or other appropriate form if the Company is not then eligible to register securities on a Form S-3) (each, a “Resale Registration Statement”) to be filed with the U.S. Securities and Exchange Commission (the “SEC”) no later than the date that is 60 calendar days after the Automatic Conversion Date, or, in the event of an Optional Conversion or if any Shortfall Shares are issued in accordance with the terms of the Investment Agreement, no later than the date that is 90 calendar days after the Optional Conversion Date and Automatic Conversion Date, respectively. The Company will use commercially reasonable efforts to cause the Resale Registration Statement(s) to be declared effective by the SEC within 60 calendar days (or 90 calendar days if the SEC notifies the Company that it will review the registration statement) following the filing of the Resale Registration Statement.

In accordance with the Advertising Agreement, on the terms and subject to the conditions of the Advertising Agreement, the Company has agreed to defend, indemnify and hold MMC harmless with respect to any claims or actions by third parties against the Company, including reasonable outside attorney’s fees, based upon the infringement upon the intellectual property rights of third parties by the creative materials distributed in the Media pursuant to the Advertising Agreement, provided such materials have not been modified from the versions furnished by the Company to MMC and are used as authorized by the Company. These indemnification obligations of the Company are limited to the amount of liability that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment, as well as tax benefits to MMC or its affiliates. The Transaction Documents also contain representations and warranties, covenants and conditions, in each case, customary for the type of transactions contemplated thereunder.

Further, on March 6, 2025, Streeterville Capital, LLC (“Streeterville”) and the Company entered into a consent and waiver letter, pursuant to which Streeterville consented to the Transaction Documents and contemplated transactions thereunder and provided a waiver with respect to Section 4 of that certain Note Purchase Agreement, dated as of August 14, 2024, between the Company and Streeterville (the “Note Purchase Agreement”), regarding the Company’s ability to make any Restricted Issuances (as such term is defined in the Note Purchase Agreement) in connection with the Transaction Documents and the contemplated transactions thereunder described above in this Item 1.01 of this Current Report on Form 8-K (this “Form 8-K”).

The foregoing descriptions of the Transaction Documents and Certificate of Designation in this Form 8-K do not purport to be a complete description of the rights and obligations of the parties thereunder and are qualified in its entirety by reference to the full text of the Advertising Agreement and Investment Agreement, copies of which are filed hereto as Exhibits 10.1 and 10.2, respectively, and Certificate of Designation, a copy of which was previously filed with the SEC as Exhibit 3.1 on a Current Report on Form 8-K filed on February 24, 2025, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K is incorporated by reference into this Item 3.02 to the extent required. The Preferred Shares and the Shares issuable under the Investment Agreement, including upon any conversion of the Preferred Shares, when issued, will be issued pursuant to an exemption from registration provided by Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”) because such issuances will not involve a public offering, MMC will take the securities for investment and not resale, the Company took appropriate measures to restrict transfer, and MMC is a sophisticated investor. The Preferred Shares and the Shares are subject to transfer restrictions, and the book-entry records evidencing the Preferred Shares and the Shares, when issued, will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. Such securities were not registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 8.01 Other Events.

On March 10, 2025, the Company issued a press release announcing the transactions described in Item 1.01 of this Form 8-K. A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K. The information in this Item 8.01 of this Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1**	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock filed with the Secretary of State of Delaware on February 20, 2025 (previously filed as Exhibit 3.1 of Form 8-K filed with the Securities and Exchange Commission on February 24, 2025).
10.1*+	Advertising Agreement, dated March 7, 2025, between reAlpha Tech Corp. and Mercurius Media Capital LP.
10.2*+	Investment Agreement, dated March 7, 2025, between reAlpha Tech Corp. and Mercurius Media Capital LP.
99.1***	Press Release, dated March 10, 2025.
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.
**	Previously filed.
***	Furnished herewith.
+	Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2025	reAlpha Tech Corp.

	By:	/s/ Giri Devanur
Giri Devanur
Chief Executive Officer

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